Exhibit 16.1

19 West 44th Street, 12th Floor New York, NY 10036-6101

Phone	212-381-4700
Fax	212-381-4811
Web	www.uhy-us.com

December 26, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Tanke Biosciences Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8K of Tanke Biosciences Corporation dated December 26, 2013. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

UHY LLP

An Independent Member of Urbach Hacker Young International